                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           BANKATLANTIC BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           BANKATLANTIC BANCORP, INC.
                          1750 EAST SUNRISE BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33304

                                 April 18, 2002

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc., which will be held on May 14, 2002 at 6:00 p.m., local time, at the Signature Grand, 6900 State Road 84, Davie, FL 33317.

     Please read these materials so that you will know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you cannot attend the meeting.

     On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

                                          Sincerely,

                                          /s/ Alan B. Levan

                                          Alan B. Levan
                                          Chairman of the Board

                           BANKATLANTIC BANCORP, INC.
                          1750 EAST SUNRISE BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33304
 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 2002
 ------------------------------------------------------------------------------

     Notice is hereby given that the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc. (the "Company") will be held at the Signature Grand, 6900 State Road 84, Davie, Florida 33317 on May 14, 2002 commencing at 6:00 p.m., local time, for the following purposes:

          1. To elect four directors to the Company's Board of Directors, three of whom will serve until the Annual Meeting in 2005 and one of whom will serve until the Annual Meeting in 2003.

          2. To approve the Company's Amended and Restated 2001 Stock Option
     Plan.

          3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     The matters listed above are more fully described in the Proxy Statement which forms a part of this Notice.

     Only shareholders of record at the close of business on April 16, 2002 are entitled to notice of and to vote at the Annual Meeting.

                                          Sincerely yours,

                                          /s/ Alan B. Levan

                                          Alan B. Levan
                                          Chairman of the Board

Fort Lauderdale, Florida
April 18, 2002

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                           BANKATLANTIC BANCORP, INC.
                          1750 EAST SUNRISE BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33304

                        -------------------------------

                                PROXY STATEMENT

                        -------------------------------

     The Board of Directors of BankAtlantic Bancorp, Inc. (the "Company") is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Signature Grand, 6900 State Road 84, Davie, Florida 33317 on May 14, 2002 at 6:00 p.m., and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

     This Proxy Statement, Notice of Meeting and accompanying proxy card are being mailed to shareholders on or about April 18, 2002.

                QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
                             AND THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE MEETING?

     At our Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and the approval of the Company's Amended and Restated 2001 Stock Option Plan, as well as any other matters which may properly be brought before the meeting. Also, management will report on the Company's performance during the last fiscal year and respond to appropriate questions from shareholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Record holders of the Company's Class A common stock ("Class A Stock") and record holders of the Company's Class B common stock ("Class B Stock") at the close of business on April 16, 2002 may vote at the meeting.

     On April 16, 2002, 53,343,078 shares of Class A Stock and 4,876,124 shares of Class B Stock were outstanding and, thus, are eligible to vote at the meeting.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF CLASS A STOCK AND CLASS B STOCK?

     Holders of Class A Stock and holders of Class B Stock will vote as one class on the matters to be voted upon at the meeting. Holders of Class A Stock are entitled to one vote per share, with all holders of Class A Stock having in the aggregate 53% of the general voting power; holders of Class B Stock have the remaining 47% of the general voting power.

     The number of votes for each share of Class B Stock is calculated each year in accordance with the Company's Amended and Restated Articles of Incorporation. At this year's meeting, each outstanding share of Class B Stock will be entitled to 9.7011 votes on each matter.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A "STREET NAME"
HOLDER?

     If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company's stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in "street name."

HOW DO I VOTE MY SHARES?

     If you are a shareholder of record, you can give a proxy to be voted at the meeting by mailing in the enclosed proxy card.

     If you hold your shares in "street name," you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

     Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting.

     However, if you are a "street name" holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

     Even if you currently plan to attend the meeting, we recommend that you also submit a proxy card as described above so that your vote will be counted if you later decide not to attend the meeting.

WHAT ARE MY CHOICES WHEN VOTING?

     In the election of directors, you may vote for all nominees, or your vote may be withheld with respect to one or more nominees. The proposal related to the election of directors is described in this proxy statement beginning at p. 3.

     For the proposal to approve the Company's Amended and Restated 2001 Stock Option Plan, you may vote for the proposal, against the proposal, or abstain from voting on the proposal. This proposal is described in this proxy statement beginning at p. 16.

WHAT IS THE BOARD'S RECOMMENDATION?

     The Board of Directors recommends a vote FOR all of the nominees for director, and FOR the approval of the Company's Amended and Restated 2001 Stock Option Plan.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

     If you do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, we will vote them FOR all of the nominees for director and FOR the approval of the Company's Amended and Restated 2001 Stock Option Plan.

CAN I CHANGE MY VOTE?

     Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

     - by submitting written notice of revocation to the Company's Secretary;

     - by submitting another proxy by mail that is dated later and is properly signed; or

     - by voting in person at the meeting.

WHAT VOTE IS REQUIRED FOR A PROPOSAL TO BE APPROVED?

     For the election of directors, the affirmative vote of a plurality of the votes cast at the meeting is required. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     For the approval of the Company's Amended and Restated 2001 Stock Option Plan, the affirmative vote of the holders of a majority of the votes cast on the proposal will be required for approval. The votes are computed for each share as described on p. 1. The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists. However, an abstention with respect to the election of directors will not be counted either in favor of or against the election of the nominees and will have no effect on the outcome of the election. In the case of the proposal to amend the Company's Amended and Restated 2001 Stock Option Plan, an abstention will effectively count as a vote against the proposal.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee will be permitted to exercise voting discretion with respect to both the election of directors and the approval of the Company's Amended and Restated 2001 Stock Option Plan. Thus, even if you do not give your broker or nominee specific instructions, your shares may be voted on each proposal in your broker's or nominee's discretion. However, because shares held by brokers or nominees will not be considered entitled to vote on matters as to which the brokers withhold authority (so-called "broker non-votes"), broker non-votes will have no effect on the outcome of either proposal.

ARE THERE ANY OTHER MATTERS TO BE ACTED UPON AT THE MEETING?

     We do not know of any other matters to be presented or acted upon at the meeting. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

                        PROPOSALS AT THE ANNUAL MEETING

1)  PROPOSAL FOR ELECTION OF DIRECTORS

  NOMINEES FOR ELECTION AS DIRECTOR

     The Company's Board of Directors currently consists of nine directors divided into three classes, each of which has three year terms which expire in annual succession. The Board was expanded to ten directors and Jonathan D. Mariner was appointed to the Board in accordance with the Company's By-Laws in June 2001. Director Dale Renner resigned from the Board effective January 24, 2002, and the size of the Board was subsequently reduced to nine. The Company's By-Laws provide that the Board of Directors shall consist of no less than seven nor more than twelve directors. A total of four directors will be elected at the Annual Meeting, three of whom will be elected for a term expiring in 2005 and one of whom will be elected for a term expiring in 2003.

     Each of the nominees has consented to serve the terms indicated. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, the nominees and directors listed below have had no change in principal occupation or employment during the past five years.

                    THE DIRECTORS STANDING FOR ELECTION ARE:

TERMS ENDING IN 2005:

BRUNO L. DIGIULIAN                                          Director since 1985*

     Mr. DiGiulian, age 68, is of counsel to the law firm of Ruden, McClosky, Smith, Schuster & Russell, P.A.

ALAN B. LEVAN                                               Director since 1984*

     Mr. Levan, age 57, is the Chairman of the Board, Chief Executive Officer and President of the Company and BankAtlantic. He was first elected as an officer of BankAtlantic in 1987. Mr. Levan also serves as President, Chairman of the Board and Chief Executive Officer of BFC Financial Corporation ("BFC") and as a director of Bluegreen Corporation, a public company whose stock is traded on the New York Stock Exchange ("Bluegreen"). Jarett Levan is Mr. Levan's son.

BEN A. PLOTKIN                                               Director since 1998

     Mr. Plotkin, age 46, has been the Chairman, President and Chief Executive Officer of the Company's subsidiary, Ryan, Beck & Co., LLC, since January 1997. Prior to that time, Mr. Plotkin served as Senior Executive Vice President of Ryan, Beck from January 1996 through 1997 and Executive Vice President of Ryan, Beck from December 1990 through January 1996.

TERM ENDING IN 2003:

JONATHAN D. MARINER                                          Director since 2001

     Mr. Mariner, age 47, became the Senior Vice President and Chief Financial Officer of Major League Baseball on March 15, 2002. Prior thereto, he served as the Chief Operating Officer of Charter Schools U.S.A., a charter school development and management company, from December 2000 to March 2002. Mr. Mariner was the Executive Vice President and CFO of the Florida Marlins Baseball Club from February 1992 to December 2000. Mr. Mariner is also a director of Steiner Leisure, Ltd., a public company whose stock is traded on Nasdaq.

     THE BOARD OF DIRECTORS RECOMMENDS THAT ALL OF THE NOMINEES BE ELECTED AS DIRECTORS.

                        DIRECTORS CONTINUING IN OFFICE:

TERMS ENDING IN 2003

JOHN E. ABDO                                                Director since 1984*

     Mr. Abdo, age 58, is the Vice Chairman of the Company, BankAtlantic and BFC. He also serves as President and Chief Executive Officer of Levitt Companies (f/k/a BankAtlantic Development Corporation and Levitt Corporation). Mr. Abdo was first elected as an officer of BankAtlantic in 1987. He is also the President and Chief Executive Officer of Abdo Companies and a director of Bluegreen and Benihana National Corporation.

CHARLIE C. WINNINGHAM, II                                   Director since 1976*

     Mr. Winningham, age 69, is the President of C.C. Winningham Corporation, a land surveying firm.

TERMS ENDING IN 2004

STEVEN M. COLDREN                                           Director since 1986*

     Mr. Coldren, age 54, is the Chairman and President of Business Information Systems, Inc., a distributor of dictation, word processing and computer equipment and the Chairman of Medical Information Systems Corp., a distributor of hospital computer systems.

MARY E. GINESTRA                                            Director since 1980*

     Ms. Ginestra, age 77, is a private investor.

JARETT S. LEVAN                                              Director since 1999

     Mr. Levan, age 28, has served as President of BankAtlantic.com, an internet banking division of BankAtlantic, since 1999. Mr. Levan was the Corporate Secretary of the Company and BankAtlantic from January 1999 until April 2002. Mr. Levan joined BankAtlantic in January 1998 and became Vice President -- Legal Department in September 1998 and Manager -- Corporate Communications in November 1998. He worked in various departments of BankAtlantic on a part-time basis from 1990 through 1997, and joined BankAtlantic after completing Law School. Jarett Levan is the son of Alan Levan.

     *Date indicated is date when the named individual became a director of BankAtlantic. Each such director became a director of the Company in 1994 when BankAtlantic reorganized into a holding company structure.

IDENTIFICATION OF EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The following individuals are executive officers of the Company and/or its wholly-owned subsidiaries, BankAtlantic, Levitt Companies and Ryan, Beck & Co.,
LLC:

NAME                                         AGE                    POSITION
----                                         ---                    --------
Alan B. Levan..............................  57    Chairman of the Board, Chief Executive
                                                   Officer and President of the Company and
                                                     BankAtlantic
John E. Abdo...............................  58    Vice Chairman of the Company and
                                                     BankAtlantic, President and Chief
                                                     Executive Officer of Levitt Companies
                                                     (f/k/a BankAtlantic Development
                                                     Corporation and Levitt Corporation)
Andrea J. Allen............................  45    Executive Vice President, Operations of
                                                     BankAtlantic
Lloyd B. DeVaux............................  49    Executive Vice President and Chief
                                                   Information Officer of BankAtlantic
Jay R. Fuchs...............................  47    Executive Vice President, Community Banking
                                                     Division of BankAtlantic
Jarett S. Levan............................  28    President of BankAtlantic.com, an internet
                                                     banking division of BankAtlantic
Ben A. Plotkin.............................  46    Chairman, President and Chief Executive
                                                   Officer of Ryan, Beck & Co., LLC
Lewis F. Sarrica...........................  58    Executive Vice President and Chief
                                                   Investment Officer of BankAtlantic
Marcia K. Snyder...........................  47    Executive Vice President, Corporate Lending
                                                     Division of BankAtlantic
James A. White.............................  58    Executive Vice President and Chief
                                                   Financial Officer of the Company and
                                                     BankAtlantic

     All officers serve until they resign or are replaced or removed by the Board of Directors.

     The following additional information is provided for the executive officers shown above who are not directors of the Company or nominees for directors:

     Andrea J. Allen joined BankAtlantic in May 1989 and became Executive Vice President, Operations and Information Services Division in December 1996. From January 1999 through April 2000, Ms. Allen also served as Executive Vice President of Community Banking. In May 2000, Ms. Allen became Executive Vice President, Operations.

     Lloyd B. DeVaux joined BankAtlantic as an Executive Vice President in June 2001. Prior to joining BankAtlantic, Mr. DeVaux was Senior Executive Vice President and Chief Information Officer of Union Planters in Memphis, Tennessee from 1995 until he joined BankAtlantic.

     Jay R. Fuchs joined BankAtlantic as an Executive Vice President in May 2000. Before joining BankAtlantic, Mr. Fuchs held various executive positions with American Bankers Insurance Group, including President of American Bankers Insurance Company from 1995 to 1999.

     Lewis F. Sarrica joined BankAtlantic in April 1986 and became Executive Vice President, Chief Investment Officer in December 1986.

     Marcia K. Snyder joined BankAtlantic in November 1987 and became Executive Vice President, Commercial Lending Division in August 1989.

     James A. White became Executive Vice President and Chief Financial Officer of the Company and BankAtlantic in January 2000. From 1991 to 2000, Mr. White was Executive Vice President and Chief Financial Officer of BOK Financial Corporation and Bank of Oklahoma, NA.

DIRECTORS' FEES

     Non-employee directors of the Company each received an annual retainer of $30,000 in 2001 with no additional compensation for attendance at each Board of Directors' meeting or meeting of a committee of which he or she is a member. Directors Abdo, DiGiulian and Ginestra serve as trustees of the Company's pension plan, for which they are compensated directly by the pension plan at the rate of $9,000 per year. In addition, non-employee directors have received option grants. On each of January 2, 2001 and March 5, 2002, all non-employee directors then serving received a grant of options to purchase 5,000 shares of the Company's Class A Stock under the BankAtlantic Bancorp 2001 Stock Option Plan. Following his election as a director in June 2001, Mr. Mariner received a grant of options on June 5, 2001 to purchase 5,000 shares of the Company's Class A Stock under the same plan. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for their service as directors or for attendance at Board of Directors' meetings or committee meetings.

DIRECTOR AND MANAGEMENT INDEBTEDNESS

     Applicable law requires that all loans or extensions of credit by BankAtlantic to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. All loans made by BankAtlantic to its directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

EMPLOYMENT AGREEMENTS

     Effective January 1, 2000, the Company and BankAtlantic entered into an employment agreement with James A. White relating to his employment as Executive Vice President and Chief Financial Officer. The agreement is for a term of four years and provides Mr. White with an annual base salary of $250,000 with discretionary annual adjustments. Mr. White was granted initial stock options to purchase 20,000 shares of the

Company's Class A Common Stock at the then market price. Mr. White is eligible to receive annual bonuses based upon mutually determined performance goals. Mr. White was paid $100,000 as a signing bonus in the form of a forgivable non-interest bearing loan which will be forgiven ratably over the four year term. Mr. White's employment may be terminated with or without cause at any time. If Mr. White is terminated without cause, then the Company and BankAtlantic must pay Mr. White his then current annual base salary for the remainder of his employment term.

     Effective June 30, 1998 Ryan, Beck entered into an employment agreement ("Plotkin Agreement") with Ben Plotkin providing for Mr. Plotkin's service as Chairman, President and Chief Executive Officer of Ryan, Beck. Under the Plotkin Agreement, which renews annually, Mr. Plotkin is entitled to an annual base salary of $260,000, subject to increase by the Ryan, Beck Board of Directors, a discretionary annual bonus and all other employee benefits available to Ryan, Beck employees. Mr. Plotkin would also receive severance pay and benefits if he is terminated without cause or resigns for Good Reason (as defined in the Plotkin Agreement). The severance pay is equal to the annual base salary plus, if discretionary bonuses are paid to other employees of Ryan, Beck for the relevant year, a bonus amount equal to the average bonus amount paid to Mr. Plotkin in the last two years multiplied by a fraction, the numerator of which is the number of days Mr. Plotkin was actively employed during the year and the denominator of which is 365.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board met fourteen times, including three Special Meetings, and executed five unanimous written consents in lieu of meetings during 2001. The Board of Directors has established a number of committees, including Audit and Compensation Committees. The Board of Directors does not have a Nominating Committee, but in accordance with the Company's By-Laws the Board as a whole acts as the Nominating Committee. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board and Committees on which he or she served.

     The Audit Committee consists of Steven M. Coldren, Chairman, Charlie C. Winningham, II and, following his election to the Board in June 2001, Jonathan
D. Mariner. Mary E. Ginestra served on the Committee until Mr. Mariner's election. The Committee met four times during the 2001 fiscal year. The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, reviews the activities and recommendations of BankAtlantic's internal auditors, considers comments made by the independent auditors with respect to BankAtlantic's and the Company's internal control structure, and reviews internal accounting procedures and controls with BankAtlantic's financial and accounting staff. A Report from the Audit Committee is included at page 14, and the Audit Committee's Charter is attached as Appendix A.

     The Compensation Committee consists of Bruno L. DiGiulian, Chairman, Mary
E. Ginestra, Charlie C. Winningham, II and Steven M. Coldren. The Committee met four times during the 2001 fiscal year. The Compensation Committee establishes and implements compensation policies and programs for BankAtlantic executives and recommends the compensation arrangements for executive management and directors. It also serves as the Stock Option Committee for the purpose of making grants of options under all of the Company's Stock Option Plans. Ryan, Beck administers various restricted stock issuances to its employees subject to the oversight of the Company's Compensation Committee.

TIMELY FILING OF 16(A) REPORTS

     Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2001, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Abdo Companies, a company in which John E. Abdo, Vice Chairman of the Company, is the principal shareholder and CEO, receives monthly management fees from Levitt Companies. BFC received management fees in connection with providing accounting, general and administrative services to Levitt Companies. Management fees to related parties for the year ended December 31, 2001 consisted of $291,246 to the Abdo Companies and $80,000 to BFC.

     The Company is an investor in a privately held technology company located in Boca Raton, Florida. The technology company owns 748,000 shares of the Company's Class A Stock. The Company has a $15 million investment in 3,033,386 shares of the technology company's common stock. Both Alan B. Levan and John E. Abdo were directors of the technology company and each own direct and indirect interests in an aggregate of 216,517 shares of its common stock. The shares owned by the Company and Mr. Levan and Mr. Abdo were acquired in October 1999 at a price of $4.95. A former executive officer of the technology company, Dale Renner, served as a director of the Company until his resignation on January 24, 2002. The Company and its affiliates collectively own approximately 7% of the technology company's outstanding common stock. The technology company also serves as an Application Service Provider ("ASP") for the Company for one customer service information technology application. This ASP relationship is in the ordinary course of business, and fees aggregating $169,377 were paid to the technology company for its services during 2001.

     The Company and its subsidiaries during 2001 utilized certain services of Ruden, McClosky, Smith, Schuster & Russell, P.A. ("Ruden, McClosky"), a law firm to which Bruno DiGiulian is of counsel. Fees aggregating $793,424 were paid to Ruden, McClosky by BankAtlantic and Levitt Companies in 2001.

SUMMARY COMPENSATION TABLE

     Officers of the Company receive no additional compensation other than that paid by the Company's subsidiaries. The following table sets forth certain summary information concerning compensation paid or accrued by BankAtlantic, Levitt Companies or Ryan, Beck to or on behalf of BankAtlantic's Chief Executive Officer ("CEO") and each of the four other highest paid executive officers (determined as of December 31, 2001) for the fiscal years ended December 31, 2001, 2000 and 1999:

                                                                                   LONG-TERM COMPENSATION
                                                                            ------------------------------------
                                                                                     AWARDS             PAYOUTS
                                                                            -------------------------   --------
                                             ANNUAL COMPENSATION            RESTRICTED
                                    -------------------------------------     STOCK       SECURITIES
                                                             OTHER ANNUAL    AWARD(S)     UNDERLYING      LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY      BONUS       COMPENSATION      ($)       OPTIONS/SARS   PAYOUTS    COMPENSATION(k)
---------------------------  ----   --------   ----------    ------------   ----------   ------------   --------   ---------------
Alan B. Levan........        2001   $383,405   $  395,500           --          --          40,000            --      $134,030(a)
  Chairman of the Board,     2000    387,890      312,624           --          --          60,000            --       137,635(a)
  CEO, President             1999    372,705       20,000           --          --          69,000            --       141,467(a)
John E. Abdo.........        2001    431,700      342,836      $ 9,000(j)       --          30,000            --         6,840(b)
  Vice Chairman of the
    Board,                   2000    287,901      190,000        9,000(j)       --          30,000            --         6,840(b)
  President of Levitt        1999    190,739           --        9,000(j)       --          34,500            --         1,640(b)
  Companies
Ben A. Plotkin.......        2001    270,000      373,000           --          --               0            --        20,000(c)
  Chairman, President and    2000    270,000    1,230,000(h)        --          --          15,000            --        20,000(c)
  Chief Executive Officer    1999    260,000    1,025,000           --          --          34,500      $150,000        20,000(c)
  of Ryan, Beck & Co.,
  Director of the Company
Jay C. McClung(d)....        2001    294,208      136,344           --          --          20,000            --            --
  Executive Vice President,  2000(d)  242,070     222,000(d)        --          --          30,000            --            --
  Chief Credit Officer       1999         --           --           --          --              --            --            --
James A. White.......        2001    290,385      135,375           --          --          25,000            --         6,800(i)
  Executive Vice President,  2000(e)  246,154     225,000(f)   $65,936(g)       --          35,000            --         6,800(i)
  Chief Financial Officer    1999         --           --           --          --              --            --            --

---------------

(a) Includes BankAtlantic contributions of $1,600 in 1999 and $6,800 in each of 2000 and 2001 to its 401(k) savings plan on behalf of Mr. Alan Levan, a $40 dividend payment for a Real Estate Investment Trust ("REIT") controlled by BankAtlantic for 1999, 2000 and 2001 and $127,190 in 2001, $130,795 in 2000
     and $139,827 in 1999 representing the value of the benefit received by Mr. Alan Levan in connection with premiums paid by the Company for a split-dollar life insurance policy. See "-- Split-Dollar Life Insurance Plan".
(b) Includes BankAtlantic contributions of $1,600 in 1999 and $6,800 in each of 2000 and 2001 to its 401(k) savings plan on behalf of Mr. Abdo and a $40 dividend payment for the REIT for 1999, 2000 and 2001.
(c) Includes Ryan, Beck contributions of $6,400 in 1999 and $6,800 in each of 2000 and 2001 to its 401(k) savings plan on behalf of Mr. Plotkin and also includes Ryan, Beck contributions of $13,600 in 1999 and $13,200 in each of 2000 and 2001 to the tax-qualified Ryan, Beck Money Purchase Plan on behalf of Mr. Plotkin.
(d) Mr. McClung became an executive officer of the Company on February 22, 2000. Prior to that date, Mr. McClung was not employed by the Company. Accordingly, amounts shown in the table for Mr. McClung for 2000 reflect only the amounts earned by him from February 22, 2000 to December 31, 2000. Amount listed under "Bonus" in 2000 includes a $100,000 hiring bonus paid to Mr. McClung upon commencement of his employment in February 2000. Mr. McClung was granted a leave of absence from his position effective April 15, 2002, and shall serve as a consultant to BankAtlantic during such leave.
(e) Mr. White became an executive officer of the Company on January 1, 2000. Prior to that time, Mr. White was not employed by the Company.
(f) Includes a $100,000 hiring bonus paid to Mr. White upon commencement of his employment in January 2000, which hiring bonus is subject to pro rata repayment by Mr. White if he resigns during the first four years of employment.
(g) Includes moving expenses of $56,484 paid to Mr. White as reimbursement for his expenses in relocating to South Florida.
(h) Included in Mr. Plotkin's bonus figure above is a $139,500 deferred bonus which was awarded to Mr. Plotkin during 2000 and which vests in two equal installments on each of the first and second anniversaries of the date of award if Mr. Plotkin is employed by Ryan, Beck on each of such dates. Amounts are payable to Mr. Plotkin on the second anniversary of the award date.
(i) BankAtlantic contributed $6,800 in each of 2000 and 2001 to its 401(k) savings plan on behalf of Mr. White.
(j) Includes $9,000 per year for service as trustee of the Company's pension plan, which amount is paid by the pension plan.
(k) The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules.

                              OPTION GRANTS TABLE

     The following table sets forth information concerning individual grants of stock options to the named executives in the Summary Compensation Table pursuant to the Company's stock option plans during the fiscal year ended December 31, 2001. The Company has not granted and does not currently grant stock appreciation rights.

                                                     INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                     -------------------------------------------------      VALUE AT ASSUMED
                                     NUMBER OF     % OF TOTAL                            ANNUAL RATES OF STOCK
                                     SECURITIES     OPTIONS      EXERCISE                PRICE APPRECIATION FOR
                                     UNDERLYING    GRANTED TO     PRICE                      OPTION TERM(2)
                                      OPTIONS     EMPLOYEES IN     PER      EXPIRATION   ----------------------
NAME                                 GRANTED(1)   FISCAL YEAR     SHARE        DATE        5%($)       10%($)
----                                 ----------   ------------   --------   ----------   ---------   ----------
Alan B. Levan......................    23,460                    $4.2625      1/2/06      $16,025     $ 46,409
                                       16,540        7.2%        $ 3.875      1/2/11       40,307      102,147
John E. Abdo.......................    23,460                     4.2625      1/2/06       16,025       46,409
                                        6,540         5.4          3.875      1/2/11       15,938       40,389
Ben A. Plotkin.....................         0           0            N/A         N/A          N/A          N/A
Jay C. McClung.....................    20,000         3.6          3.875      1/2/11       48,739      123,515
James A. White.....................    25,000         4.5          3.875      1/2/11       60,924      154,394

---------------

(1) All option grants are in Class A Common Stock. All options vest in 2006.
(2) Amounts for the named executive have been calculated by multiplying the exercise price (or fair market value on the date of grant, if less) by the annual appreciation rate shown (compounded for the remaining term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. The dollar amounts set forth in these columns are the result of calculations based upon assumed rates of annual compounded stock price appreciation specified by regulation and are not intended to forecast actual future appreciation rates of the Company's stock price.

          AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

     The following table sets forth as to each of the named executive officers information with respect to option exercises during 2001 and the status of their options on December 31, 2001: (i) the number of shares of Class A Common Stock underlying options exercised during 2001, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on December 31, 2001 and (iv) the aggregate dollar value of in-the-money exercisable options on December 31, 2001.

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                           NUMBER OF                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                         CLASS A SHARES                          OPTIONS ON 12/31/01             ON 12/31/01(1)
                         ACQUIRED UPON      VALUE REALIZED   ---------------------------   ---------------------------
NAME                   EXERCISE OF OPTION   UPON EXERCISE    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ------------------   --------------   -----------   -------------   -----------   -------------
Alan B. Levan........           0                 $0           991,122        312,800      $6,150,921      $991,560
John E. Abdo.........           0                  0           479,056        182,906       3,073,936       563,998
Ben A. Plotkin.......           0                  0            80,076         49,500         175,726       185,338
Jay C. McClung.......           0                  0                 0         50,000               0       255,870
James A. White.......           0                  0             7,999         52,001          41,935       277,920

---------------

(1) Based upon a fair market value of $9.18 at December 31, 2001, which was the closing price for Class A Common Stock as reported on the New York Stock Exchange on December 31, 2001.

RETIREMENT BENEFITS

     Alan B. Levan and John E. Abdo are participants in the Retirement Plan for Employees of BankAtlantic (the "Retirement Plan"), which is a defined benefit plan. Effective December 31, 1998, the Company froze the benefits under the Retirement Plan. Participants who were employed at December 31, 1998, or who had been terminated in the Company's reduction in force that took place in December 1998 became fully vested in their benefits under the Retirement Plan. While the Retirement Plan is frozen, there will be no future benefit accruals. None of the other individuals named in the Summary Compensation Table is a participant in the Retirement Plan. The Retirement Plan is designed to provide retirement income based on an employee's salary and years of active service, determined as of December 31, 1998. The cost of the Retirement Plan is paid by BankAtlantic and all contributions are actuarially determined. BankAtlantic's contributions to the Retirement Plan for benefits to be paid to Mr. Alan Levan and Mr. Abdo cannot readily be separated or individually calculated by the Plan's actuaries. At December 31, 1998, Mr. Alan Levan had 26 years of service credited under the Retirement Plan and Mr. Abdo had 14 years of service credited under the Plan.

     In general, the Retirement Plan provides for monthly payments to or on behalf of each covered employee upon such employee's retirement (with provisions for early or postponed retirement), death or disability. As a result of the freezing of future benefit accruals, the amount of the monthly payments is based generally upon two factors: (1) the employee's average regular monthly compensation for the five consecutive years out of the last ten years ended December 31, 1998, or prior retirement, death or disability, that produces the highest average monthly rate of regular compensation and (2) upon the employee's years of service with BankAtlantic at December 31, 1998. Benefits are payable for the retiree's life, with ten years' worth of payments guaranteed. The benefits are not subject to any reduction for Social Security or any other external benefits.

     In 1996, BankAtlantic amended the Retirement Plan and adopted a supplemental benefit for certain executives, as permitted by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (the "Code"). This was necessary because of a change in the Code that operated to restrict the amount of the executive's compensation that may be taken into account for Plan purposes, regardless of the executive's actual compensation. The intent of the supplemental benefit, when added to the regular Plan benefit, was to provide to certain executives the same retirement benefits that they would have received had the Code limits not been enacted, subject to other requirements of the Code, The approximate targeted percentage of pre-retirement compensation for which Mr. Alan Levan will be eligible under the Retirement Plan as a result of the supplemental benefit at age 65 is 33%. No other individuals named in the Summary Compensation Table are entitled to the supplemental benefit. The supplemental benefit also was frozen as of December 31, 1998.

Because the percentage of pre-retirement compensation payable from the Retirement Plan to Mr. Alan Levan, including the Plan's supplemental benefit, fell short of the benefit that Mr. Alan Levan would have received under the Plan absent the Code limits, BankAtlantic adopted the BankAtlantic Split-Dollar Life Insurance Plan, an employee benefit plan described below.

     The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service at December 31, 1998, the date on which Retirement Plan benefits were frozen.

                                                                  ESTIMATED ANNUAL BENEFITS
                                                       YEARS OF CREDITED SERVICE AT DECEMBER 31, 1998
                                                     ---------------------------------------------------
AVERAGE FIVE YEAR COMPENSATION AT DECEMBER 31, 1998  5 YEARS   10 YEARS   20 YEARS   30 YEARS   40 YEARS
---------------------------------------------------  -------   --------   --------   --------   --------
$120,000.........................................    $10,380   $20,760    $41,520    $62,280    $ 83,160
$150,000.........................................     13,005    26,010     52,020     78,030     104,160
$160,000 and above...............................     13,880    27,760     55,520     83,280     111,160

SPLIT-DOLLAR LIFE INSURANCE PLAN

     BankAtlantic adopted the Split-Dollar Life Insurance Plan (the "Split-Dollar Plan") in 1996 to provide for additional retirement benefits to executives whose monthly benefits under the Retirement Plan were limited by changes to the Code. Mr. Levan is the only participant in the Split-Dollar Plan. Under the Split-Dollar Plan and its accompanying agreement with Mr. Levan, BankAtlantic arranged for the purchase of an insurance policy (the "Policy") insuring the life of Mr. Levan. Pursuant to its agreement with Mr. Levan, BankAtlantic will make premium payments for the Policy. The Policy is anticipated to accumulate significant cash value over time, which cash value is expected to supplement Mr. Levan's retirement benefit payable from the Retirement Plan. Mr. Levan owns the Policy but BankAtlantic will be reimbursed for the amount of premiums that BankAtlantic pays for the Policy upon the earlier of his retirement or death. The portion of the amount paid in prior years attributable to the 1999, 2000 and 2001 premiums for the Policy that is considered compensation to Mr. Levan is included in the Summary Compensation Table. The Split-Dollar Plan was not included in the freezing of the Retirement Plan and BankAtlantic has continued to make premium payments for the Policy since 1998.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors has designated Directors DiGiulian, Winningham, Coldren and Ginestra, all of whom are outside directors, to serve on the Compensation Committee. The Company's executive officers are also executive officers of BankAtlantic, Levitt Companies or Ryan, Beck and are compensated by those subsidiaries, as applicable, and receive no additional compensation from the Company. Ryan, Beck's compensation committee determines the compensation of Ryan, Beck's executive officers, including Mr. Plotkin.

EXECUTIVE OFFICER COMPENSATION

     BankAtlantic's compensation program for executive officers consists of four key elements: a base salary, an incentive bonus, deferred compensation and periodic grants of stock options. The Compensation Committee believes that this approach best serves the interests of shareholders by ensuring that executive officers are compensated in a manner that advances both the short and long term interests of the Company and its shareholders. Thus, compensation for BankAtlantic's executive officers involves a portion of pay which depends on incentive payments which are earned only if corporate goals are met or exceeded, and stock options, which directly relate a significant portion of an executive officer's long term remuneration to stock price appreciation realized by the Company's shareholders.

BASE SALARY

     The Company offers competitive salaries based on a review of market practices and the duties and responsibilities of each officer. In setting base compensation, the Compensation Committee periodically examines market compensation levels and trends observed in the labor market. Market information is used as an initial frame of reference for annual salary adjustments and starting salary offers. Salary decisions are determined based on an annual review by the Compensation Committee with input and recommendations from the CEO. Salary determinations are made based on, among other things, the decision making responsibilities of each position, and the contribution, experience and work performance of each executive officer.

ANNUAL INCENTIVE PROGRAM

     The Company's management incentive program is designed to motivate executives by recognizing and rewarding performance. The annual incentive program is a discretionary bonus plan used to compensate executives based on the Company's profitability and the achievement of individual performance goals. Generally, a minimum corporate profitability threshold must be achieved before any bonus will be paid.

     Each participant's bonus is intended to take into account corporate and individual components, which are weighted according to the executive's sphere of responsibility. Discretionary bonuses of $1,010,055 were paid to the named executive officers, other than Mr. Plotkin, based on their individual performances during 2001. Mr. Plotkin received a bonus determined by the compensation committee of Ryan, Beck of $373,000 with respect to 2001.

LONG-TERM INCENTIVE PLAN

     The Long-Term Incentive Compensation Plan was formerly the primary vehicle for providing long-term compensation to those officers who had a material impact on creating shareholder value. Executive officers were eligible to receive on an annual basis, subject to five year vesting, deferred compensation if certain long-term corporate profits were achieved. No further awards are anticipated to be made under this program, and no such awards were made in 2001. Deferred compensation in the amount of $20,000 was paid to Mr. Alan Levan and $10,000 was paid to Mr. Abdo during 2001. No amounts were paid under this plan during 2001 to any of the other named executive officers.

STOCK OPTIONS

     Executive officers of BankAtlantic were granted stock options to purchase Class A Stock during 2001. All of the stock options were granted with an exercise price equal to at least 100% of the market value of the Class A Stock on the date of grant. The higher the trading price of the Class A Stock, the higher the value of the stock options. The granting of options is totally discretionary and options are awarded based on an assessment of an executive officer's contribution to the success and growth of the Company. Grants of stock options to executive officers, including the named executive officers (other than the CEO), are generally made upon the recommendation of the CEO based on the level of an executive's position with the Company, BankAtlantic, Levitt Companies or Ryan, Beck, an evaluation of the executive's past and expected performance, the number of outstanding and previously granted options and discussions with the executive. The Board of Directors believes that providing executives with opportunities to acquire an interest in the growth and prosperity of the Company through the grant of stock options will enable the Company and BankAtlantic to attract and retain qualified and experienced executive officers and offer additional long term incentives. The Board of Directors believes that utilization of stock options more closely aligns the executives' interests with those of the Company's shareholders, since the ultimate value of such compensation is directly dependent on the stock price.

COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     As previously indicated, the Compensation Committee believes that the Company's total compensation program is appropriately based upon business performance, market compensation levels and personal performance. The Compensation Committee reviews and fixes the base salary of the CEO based on those factors described above for other executive officers as well as the Compensation Committee's assessment of Mr. Alan Levan's past performance as CEO and its expectation as to his future contributions. In 2001, Mr. Alan Levan received a 4% base salary increase. This increase was consistent with the increases given to other members of executive management and was considered appropriate based on Mr. Levan's efforts and contributions to the Company.

     As discussed under "-- Split-Dollar Life Insurance Plan," Mr. Alan Levan benefitted from the establishment of a "Split-Dollar Life Insurance Plan." This plan was originally established to restore retirement benefits which were limited under changes to the Internal Revenue Code (the "Code"). Mr. Alan Levan is currently the only participant under this Split-Dollar Life Insurance Plan and his 1999, 2000 and 2001 benefits are shown in the Summary Compensation Table. The Split-Dollar Plan was not included in the freezing of the pension plan.

     The Compensation Committee also took note of Mr. Alan Levan's leadership during 2001. Specifically, it acknowledged his successful leadership in the building of the current management team, continuing to increase the visibility of and institutional interest in the Company and entering into an agreement to acquire Community Savings Bankshares, Inc., which was completed in March 2002 and increased the Company's assets to approximately $5.7 billion, making it one of the largest Florida-based financial institutions. The Committee believes that the Company's 2001 results (net earnings of $32.2 million, an increase of 30% over the prior year) were largely the results of his efforts and awarded him a $395,500 bonus. Future salary increases and bonuses will continue to reflect the amounts paid to chief executive officers at other public companies, as well as the Company's financial condition, operating results and attainment of strategic objectives.

SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE:

     Bruno L. DiGiulian, Chairman
     Charlie C. Winningham, II
     Mary E. Ginestra
     Steven M. Coldren

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total returns (assuming reinvestment of dividends) for the Class A Common Stock, the Standard and Poor's 500 Stock Index and Nasdaq Bank Stocks and assumes $100 is invested on December 31, 1996.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                             12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
-------------------------------------------------------------------------------------
 Standard and Poor's 500
  Stock Index                 133.43      172.16      208.51      189.93      167.63
 Nasdaq Bank Stocks           167.42      166.35      159.91      182.59      197.47
 BankAtlantic Bancorp,
  Inc.                        197.48       99.05       74.71       69.29      172.17

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. The Audit Committee is currently composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. During 2001, Mary Ginestra was a member of the Audit Committee during its first two meetings of the year, and Jonathan Mariner replaced Mrs. Ginestra thereafter. The Board of Directors, in its business judgment, has determined that each Audit Committee member is "independent" as such term is defined by New York Stock Exchange listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting process, including the system of internal control, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Our responsibility is to monitor and review these processes. However, we are not professionals engaged in the practice of accounting or auditing and are not experts in the field of accounting or auditing, including, without limitation, auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors. Accordingly, our oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

     In this context, we held four meetings during fiscal year 2001. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the Company's independent auditors, KPMG LLP ("KPMG"). We discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. We met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls.

     We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2001 with management, internal auditors and KPMG.

     We also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     The Company's independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company. When considering KPMG's independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to KPMG for audit and non-audit services.

     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K.

     Audit Fees. The aggregate fees for professional services rendered by KPMG in connection with their audit of our consolidated financial statements, the financial statements of our subsidiaries and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2001 fiscal year were approximately $722,000. KPMG also serves as independent auditor for BFC. The aggregate fees for professional services rendered by KPMG in connection with their audit of BFC's consolidated financial statements and reviews of the consolidated financial statements included in BFC's Quarterly Reports on Form 10-Q for the 2001 fiscal year were approximately $57,000.

     All Other Fees. The aggregate fees for all other services rendered by KPMG in the 2001 fiscal year were approximately $368,000 and can be sub-categorized as follows:

          Attestation Fees. The aggregate fees for attestation services rendered by KPMG for matters such as comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans, agreed-upon procedures, due diligence pertaining to acquisitions and consultation on accounting standards or transactions were approximately $102,000.

          Other Fees. The aggregate fees for all other services, such as consultation related to tax planning and compliance, improving business and operational processes and regulatory matters, rendered by KPMG in the 2001 fiscal year were approximately $266,000.

SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE:

     Steven M. Coldren, Chairman
     Jonathan D. Mariner
     Charlie C. Winningham, II

2)  PROPOSAL TO APPROVE THE COMPANY'S AMENDED AND RESTATED 2001 STOCK OPTION
PLAN

  GENERAL PLAN INFORMATION

     The Company's Board of Directors adopted the BankAtlantic Bancorp 2001 Stock Option Plan (the "Plan") on January 2, 2001, subject to approval by the shareholder entitled to vote, and the Class B shareholder, which was then the only shareholder entitled to vote, approved the Plan on April 16, 2001.

     The Plan provides for the grant of options to purchase the Company's Class A common stock, and currently limits the total number of shares available for grant under the Plan to 1,500,000. The Board of Directors has determined that this limit does not afford the flexibility needed to provide competitive equity-based incentive compensation opportunities to the key executive officers of the Bank and the Company, particularly in light of the Company's increased size. It has, therefore, amended and restated the Plan, subject to approval by the shareholders, to increase the number of shares available for grant from 1,500,000 to 3,000,000. In addition, certain technical amendments have been made to the Plan to clarify its administration. These amendments do not decrease the exercise or base price per share at which stock options may be granted under the Plan, modify or waive any performance criteria or conditions established under the Plan, alter the classes of individuals eligible to participate in the Plan or extend the duration of the Plan.

     In the event that the Amended and Restated Plan is not approved by shareholders, the amendments will not take effect, but the Plan will remain in effect without the amendments. The principal provisions of the Plan, as it would be amended by the amendment, are described below. The full text of the Amended and Restated Plan is set forth as Appendix B to this Proxy Statement, to which reference is made, and the description of the Amended and Restated Plan provided below is qualified in its entirety by such reference.

  PURPOSE OF THE PLAN

     The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the directors and employees of the Company or its subsidiaries, as well as other individuals who perform services for the Company and its subsidiaries and to promote the success and profitability of the Company's business.

  DESCRIPTION OF THE AMENDED AND RESTATED PLAN

     Administration. A Plan Committee consisting of members of the Compensation Committee of the Board (or any successor committee) or such other committee as the Board may designate ("Plan Committee") administers the Plan. The Plan Committee is comprised of at least two directors of the Company, and all directors on the Plan Committee are currently "outside directors" (as that term is defined under section 162(m) of the Code) who are not currently employees of the Company, BankAtlantic, Levitt Companies, Ryan, Beck or any affiliate. The Plan Committee will determine, within the limitations of the Plan, the directors, officers, employees and others to whom options will be granted and the terms and conditions of such grants. Subject to certain specific limitations and restrictions set forth in the Plan, the Plan Committee has full and final authority to interpret the Plan, to prescribe, amend and rescind rules and regulations, if any, relating to the Plan and to make all determinations necessary or advisable for the administration of the Plan. The costs and expenses of administering the Plan are borne by the Company.

     Stock Subject To The Plan. The Company has authorized the issuance of up to 3,000,000 shares of its Class A common stock for the settlement of stock options granted under the Plan. 1,294,875 options have thus far been granted, and none of the authorized shares have been issued. Any shares subject to grants under the Plan which expire or are terminated, forfeited or canceled without having been exercised or vested in full shall again be available for purposes of the Plan. As of April 1, 2002, the aggregate fair market value of the shares available for the settlement of all outstanding option grants was $16,444,913 and for the settlement of future option grants was $21,655,088, based on the closing sales price per share of $12.70 on the New York Stock Exchange on such date.

     Eligibility. Any officer, employee or director of the Company (or a participating subsidiary or affiliate), as well as any independent contractor or agent who is a natural person and who is selected by the Plan

Committee is eligible to participate in the Plan. As of April 1, 2002, there were approximately 1,800 officers, employees and directors eligible to receive grants under the Plan.

     Terms and Conditions of Options. The Plan provides for the grant of the following types of options, the value of which is based on the value of shares of the Company's Class A Stock: stock options which qualify for favorable federal income tax treatment as "incentive stock options" ("ISOs") and non-qualified stock options which do not so qualify ("NQSOs"). No individual may be granted more than 150,000 stock options in any calendar year.

     Stock Options. In addition to the terms and conditions established by the Plan Committee and the general conditions and limitations described above, grants of stock options will be subject to the following additional conditions. No ISO or NQSO may be granted with an exercise or base price that is less than the fair market value of a share of Class A common stock on the date of grant (110% of fair market value in the case of an ISO if the recipient of the grant is a 10% owner of the Company) or for a term in excess of ten years (five years in the case of an ISO if the recipient of the grant is a 10% owner of the Company). The maximum number of ISOs that may first become exercisable in any calendar year is that number with an aggregate exercise price not exceeding $100,000.

     Restrictions on Transferability of Grants. No stock options granted under the Plan may be transferred, except by will or the laws of descent and distribution. However, if permitted by the Plan Committee, awards other than ISOs may be transferred pursuant to a domestic relations order, within the meaning of the Code or of Title I of the Employee Retirement Income Security Act of 1974, as amended. Notwithstanding the foregoing, the Plan Committee may permit transfer of NQSOs to (1) a family member of the optionee; (2) a trust established primarily for the benefit of the optionee and/or a family member of said optionee under certain conditions; (3) a foundation in which certain enumerated persons collectively control the management of assets; (4) any other legal entity in which certain enumerated persons collectively own more than 50% of the voting interests; or (5) any charitable organization exempt from income tax under Section 501(c)(3) of the Code; provided that the option recipient receives no consideration for the transfer of the NQSO and the transferred NQSO continues to be subject to the same terms and conditions as were applicable to the NQSO immediately before the transfer.

     Amendment, Term and Termination of The Plan. The Plan Committee or the Company's Board of Directors may amend or terminate the Plan at any time; provided, however, that the Plan Committee may not amend the Plan without shareholder approval if such approval is required by applicable laws or regulations or the rules of any stock exchange on which the Company's common stock is listed. No award may be made under the Plan after its termination, but awards made prior thereto may extend beyond the date of termination.

     Adjustment Provisions. If there is any change in the number or kind of shares of Class A Stock outstanding by reason of a stock dividend or stock split or by reason of any other extraordinary or unusual event affecting the outstanding common stock as a class without the Company's receipt of consideration, the maximum number of shares of Class A Stock available for incentive awards, the maximum number of shares of Class A Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding options, the annual limit on the number of options that may be granted to any individual in any one year under the Plan, and the exercise price per share of such options may be appropriately adjusted by the Plan Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Class A Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits. In addition, in the event of a proposed merger, sale of substantially all the assets or liquidation of the Company, the Plan Committee has broad discretion to accelerate the vesting of outstanding options, terminate outstanding options or continue the terms and conditions of outstanding options in a manner as near as practicable to the then-current terms and conditions.

     Section 162(m). Under Section 162(m) of the Internal Revenue Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. An exception exists, however, for "performance-based compensation," including amounts received upon the exercise of stock options (the exercise price for which is at or above the fair market value of the underlying shares at the date of grant) or stock appreciation rights, if such options or stock appreciation rights are granted pursuant to a plan approved by shareholders that meets certain requirements. The Plan, and the Amended and Restated Plan when approved by shareholders, provides for grants of stock options that are intended to meet the requirements for "performance-based compensation."

  FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended only as a summary and does not purport to be a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of ISOs and NQSOs that may be granted under the Plan and any descriptions of the provisions of any law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a material effect on the discussion contained herein.

     There are no federal income tax consequences for the Company or the option holder at the time an ISO is granted or for the Company upon the exercise of an ISO. Upon the exercise of an ISO while employed or within three months after termination of employment (one year in the case of termination due to death or disability), the option holder does not recognize income for tax purposes but the difference between the fair market value of the shares acquired upon exercise and the exercise price is an adjustment item that may affect the option holder's liability for alternative minimum tax. An option designated as an ISO that is exercised outside these time periods is taxed as an NQSO. If there is no sale or other disposition of the shares acquired upon the exercise of an ISO within two years after the date the ISO was granted, or within one year after the exercise of the ISO, then at no time will any amount be deductible by the Company with respect to the ISO. If the option holder exercises an ISO and sells or otherwise disposes of the shares so acquired after satisfying the foregoing holding period requirements, then he will realize a capital gain or loss on the sale or disposition. If the option holder exercises his ISO and sells or disposes of his shares prior to satisfying the foregoing holding period requirements, then an amount equal to the difference between the amount realized upon the sale or other disposition of such shares and the price paid for such shares upon the exercise of the ISO will be includible in the ordinary income of such person, and such amount will ordinarily be deductible by the Company at the time it is includible in such person's income.

     With respect to the grant of NQSOs, there are no federal income tax consequences for the Company or the option holder at the date of the grant. Upon the exercise of a NQSO, an amount equal to the difference between the fair market value of the shares to be purchased on the date of exercise and the aggregate purchase price of such shares is generally includible in the ordinary income of the person exercising such NQSO, although such inclusion may be at a later date in the case of an option holder whose disposition of such shares could result in liability under Section 16(b) of the Exchange Act. The Company will ordinarily be entitled to a deduction for federal income tax purposes at the time the option holder is taxed on the exercise of the NQSO equal to the amount which the option holder is required to include as ordinary income.

     The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the Plan. State and local tax consequences may also be significant. Participants are advised to consult with their tax advisor as to the tax consequences of the Plan.

     Due to the discretionary nature of awards under the Plan, the amount of stock options that may be granted in the future under the Amended and Restated Plan to any individual is not determinable. The following table sets forth information with respect to the stock option awards actually made under the Plan in the fiscal year ended December 31, 2001 to the individuals and groups indicated. These awards comply with the existing terms of the Plan and are not contingent on shareholder approval of the Amended and Restated Plan.

                               NEW PLAN BENEFITS

2001 STOCK OPTION PLAN

                                                                        STOCK OPTIONS
                                                              ----------------------------------
                                                                  DOLLAR             NUMBER
NAME                                                             VALUE($)          OF SHARES
----                                                          ---------------   ----------------
Alan B. Levan...............................................        N/A              40,000
Chairman, President, CEO and Director
John E. Abdo................................................        N/A              30,000
Vice Chairman and Director
James A. White..............................................        N/A              25,000
Executive Vice President & CFO
Jay C. McClung..............................................        N/A              20,000
Executive Vice President & Chief Credit Officer
Ben A. Plotkin..............................................        N/A                   0
CEO, Ryan, Beck & Co.
Jarett S. Levan.............................................        N/A              12,500
Director and Senior Vice President
Each Director Nominee other than Mr. A. Levan and Mr.
  Plotkin (individual amount for each of 2 persons).........        N/A               5,000
All current executive officers as a group (10 persons)......        N/A             197,500
All current directors who are not executive officers
  (including nominees) as a group (5 persons)...............        N/A              25,000
All employees who are not executive officers as a group.....        N/A             331,375

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED BANKATLANTIC BANCORP 2001 STOCK OPTION PLAN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Listed in the table below are the beneficial owners known by the Company to hold as of April 1, 2002 more than 5% of the Company's outstanding common stock. In addition, this table includes the outstanding securities beneficially owned as of April 1, 2002 by (i) all directors, (ii) certain executive officers and
(iii) directors and executive officers as a group.

                                         CLASS A               CLASS B
                                         COMMON                COMMON
                                          STOCK                 STOCK
                                        OWNERSHIP             OWNERSHIP      PERCENT OF     PERCENT OF
                                          AS OF                 AS OF         CLASS A        CLASS B
                                      APRIL 1, 2002         APRIL 1, 2002   COMMON STOCK   COMMON STOCK
                                      -------------         -------------   ------------   ------------
BFC Financial Corporation(1)(2).....    8,296,891             4,876,124        15.55%          100%
Alan B. Levan(1)(4)(9)..............    1,120,851(3)                  0(3)      2.06%            0
John E. Abdo(1).....................      584,262(7)(10)              0         1.08%            0
Bruno L. DiGiulian(6)...............      114,203(7)                  0        *                 0
Charlie C. Winningham, II(5)........      197,193(7)                  0        *                 0
Steven M. Coldren(5)................       74,058(7)                  0        *                 0
Mary E. Ginestra....................      112,640(7)                  0        *                 0
Ben A. Plotkin(8)...................      234,946                     0        *                 0
Jonathan D. Mariner.................       11,400(7)                  0        *                 0
James A. White......................       14,999(7)                  0        *                 0
Jay C. McClung......................          400                     0        *                 0
Jarett S. Levan(9)..................          171                     0        *                 0
All directors and executive officers
  of the Company and BankAtlantic,
  as a group (16 persons, including
  the individuals identified
  above)............................   11,712,051(11)         4,876,124        20.99%          100%

---------------

  *  Less than one percent of the class.
 (1) BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of 68.6% of the outstanding common stock of BFC. Mr. Alan Levan serves as Chairman, President and CEO of the Company, BankAtlantic and BFC and Mr. John E. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC. Mr. Abdo is also President of Levitt Companies.
 (2) BFC's mailing address is 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304.
 (3) Mr. Alan Levan may be deemed to be the beneficial owner of the shares of Class A Common Stock and Class B Common Stock beneficially owned by BFC by virtue of Mr. Alan Levan's control of Levan Enterprises, Ltd. These shares are not included in the number set forth above. Mr. Alan Levan may also be deemed to beneficially own, and the number set forth above includes, 1,098,935 shares of Class A Common Stock which can be acquired within 60 days pursuant to stock options, 9,085 shares of Class A Common Stock held in the BankAtlantic 401(k) Plan and 368 shares of Class A Common Stock held by Levan Enterprises, Ltd.
 (4) Mr. Alan Levan's business address is 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304.
 (5) Shares beneficially owned by the indicated director and his wife are: Mr. Coldren -- 1,225 Class A shares and Mr. Winningham -- 109,703 Class A shares. These directors share voting and investment power with respect to these shares.
 (6) Mr. DiGiulian's wife beneficially owns 26,712 shares of Class A Common
     Stock.
 (7) Includes beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options: Mr. DiGiulian -- 87,490 shares of Class A Common Stock; Mr. Coldren -- 54,580 shares of Class A Common Stock; Mrs. Ginestra -- 87,490 shares of Class A Common Stock; Mr.
     Mariner -- 10,000 shares of Class A Common Stock; Mr. Winningham -- 87,490 shares of Class A Common Stock; Mr. Abdo -- 532,962 shares of Class A Common Stock; Mr. White -- 9,999 shares of Class A Common Stock.
 (8) Mr. Plotkin beneficially owns 94,391 shares of Class A Common Stock. Mr. Plotkin is also the Trustee for the benefit of Ross and Marc Plotkin under an irrevocable trust holding 10,979 shares of Class A Common Stock. Mr. Plotkin disclaims beneficial ownership of 288 shares of Class A Common Stock held by his son. Mr. Plotkin may also be deemed the beneficial owner of 129,576 shares of Class A Common Stock which may be acquired within 60 days pursuant to stock options.
 (9) Mr. Jarett Levan is the son of Mr. Alan Levan.
(10) Includes beneficial ownership of 31,240 shares of Class A Common Stock held in the BankAtlantic 401(k) Plan.
(11) Includes 195,000 shares of restricted stock held on behalf of one executive officer, as to which such officer has voting but no dispositive power, and shares of Class A Common Stock held in the BankAtlantic 401(k) Plan and beneficially owned by Mr. Alan Levan -- 9,085 shares; Mr. Abdo -- 31,240 shares; and one other executive officer -- 175,385 shares.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting, that may be brought before the Annual Meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from shareholders.

                             ADDITIONAL INFORMATION

     Shareholder Proposals. Proposals of shareholders intended to be presented at the next annual meeting of the Company, expected to be held in May 2003, must be in writing and received by the Secretary of the Company at its main offices, 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304, no later than December 19, 2002. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in the Company's proxy statement and form of proxy for that meeting.

     Proxy Solicitation Costs. The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiary, BankAtlantic, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Alan B. Levan

                                          Alan B. Levan
                                          Chairman

April 18, 2002

                                   APPENDIX A
                              AMENDED AND RESTATED

                            AUDIT COMMITTEE CHARTER
                                       OF
                           BANKATLANTIC BANCORP, INC.

I. Purpose

     The primary function of the Audit Committee is to assist the Board of Directors (i) in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures,
(ii) in its oversight of the Company's financial statements and the independent audit thereof, (iii) in selecting, evaluating and, where appropriate, replacing the outside auditor, and (iv) in evaluating the independence of the outside auditor.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations applicable to the Company. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

II. Composition

     The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Company's Board of Directors in its business judgment. Each member of the Audit Committee shall be appointed by the Board and the Board shall designate one member of the Committee to serve as its Chairman.

III. Authority

     The Audit Committee is granted the authority to conduct investigations into any matters within its scope of responsibilities. The Committee is empowered to retain persons having special competence as necessary to assist the committee in fulfilling its responsibility including independent counsel, accountants, or other persons providing assistance in the conduction of an investigation.

IV. Duties and Responsibilities

     The function of the Audit Committee is oversight. In fulfilling its function, the Audit Committee shall have the following duties and responsibilities:

     - Oversee the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

     - Consult with management and the independent auditors regarding financial issues including, but not limited to, the adequacy of financial disclosures, major fluctuations or unusual circumstances noted in the financial statements, and the independent auditor's responsibilities for information in documents containing audited financial statements.

     - Review with management and its independent auditor the scope of services required by the audit, significant accounting plans and policies, and audit conclusions regarding significant accounting estimates.

     - Review with management and the independent accountant at the completion of each fiscal year the Company's annual financial statements and the related footnotes, the independent accountant's audit of the financial statements and its report thereon, any significant changes in the independent accountant's audit plan, any substantial difficulties or disputes encountered during the course of the audit and any other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

     - Review with management and the independent accountant all financial reports filed with the Securities and Exchange Commission or any other regulatory agency or entity.

     - Consider with management and its independent auditor their assessments of the adequacy of internal controls, including computerized information system controls and security, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal audit control system.

     - Establish and maintain processes to assure the Company's compliance with all applicable laws and regulations.

     - Discuss with management the selection and termination of the independent auditor, any significant relationships the accountants have with the Company which may influence their independence and any significant disagreements between the independent auditor and management.

     - Oversee the internal audit function, including the planned audit work and results of the completed work, oversee internal audit's capacity to fulfill its responsibilities and assess the qualifications and experience level of the audit staff.

     - Prepare and maintain minutes and other records of Audit Committee meetings and distribute such minutes to committee members and non-committee directors.

     - Obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

     - Prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     - Report its activities to the full Board of Directors on a regular basis and make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

     - Review this Charter on an annual basis and recommend any proposed changes to the Board for approval.

     Additionally, the Audit Committee is to be the Board of Director's principal agent in assessing the independence of the Company's internal audit function and independent accountants. However, the opportunity for the independent accountants to meet with the Board as needed is not restricted. Further, the Audit

Committee will approve the evaluation and compensation review, as well as the hiring and firing of those responsible for the internal audit function.

V. Independent Auditors

     The independent auditors for the Company are ultimately accountable to the Board of Directors as assisted by the Audit Committee. The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and hire the independent auditors.

     The independent auditors shall submit to the Company annually a formal written statement delineating all relationships between the independent auditors and the Company ("Statement as to Independence"), addressing each nonaudit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

     The outside auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

VI. Meetings

     The Audit Committee shall meet at least four times per year, or more frequently if the Committee deems necessary. The Audit Committee shall meet with the independent accountants and management on a quarterly basis to review the financials of the Company and discuss any other matters the Committee deems appropriate.

                                                                      APPENDIX B

                              AMENDED AND RESTATED
                              BANKATLANTIC BANCORP
                             2001 STOCK OPTION PLAN

     1. Purposes. The purposes of this BankAtlantic Bancorp 2001 Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries (as defined in Section 2 below) as well as other individuals who perform services for the Company and its Subsidiaries, and to promote the success and profitability of the Company's business. Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "non-qualified stock options," at the discretion of the Committee (as defined in Section 2 below) and as reflected in the terms of the Stock Option Agreement (as defined in Section 2 below).

     2. Definitions.  As used herein, the following definitions shall apply:

          (a) "Board of Directors" shall mean the Board of Directors of the Company.

          (b) "Class A Common Stock" shall mean the Class A common stock, par value $0.01 per share, of the Company.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Company" shall mean BankAtlantic Bancorp, Inc., a Florida corporation, and its successors and assigns.

          (e) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

          (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company or the Committee. For options granted after May 14, 2002, Continuous Status as an Employee shall not be deemed terminated or interrupted by a termination of employment followed immediately by service as a non-Employee director of the Company or one or more of its Subsidiaries until a subsequent termination of all service as either a non-Employee director or an Employee.

          (g) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (i) "Incentive Stock Option" shall mean a stock option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (j) "Nonqualified Stock Option" shall mean a stock option not intended to qualify as an Incentive Stock Option.

          (k) "Option" shall mean a stock option granted pursuant to the Plan.

          (l) "Optioned Stock" shall mean the Class A Common Stock subject to an Option.

          (m) "Optionee" shall mean the recipient of an Option.

          (n) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (o) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

          (p) "Share" shall mean a share of the Class A Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (q) "Stock Option Agreement" shall mean the written option agreements described in Section 16 of the Plan.

          (r) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (s) "Transferee" shall mean a "transferee" of the Optionee as defined in Section 10 of the Plan.

     3. Stock. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is 3,000,000 shares of authorized, but unissued, or reserved Class A Common Stock. If an Option should expire or become un-exercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

     Subject to the provisions of Section 11 of the Plan, no person shall be granted Options under the Plan in any calendar year covering an aggregate of more than 150,000 Shares. If an Option should expire, become unexercisable for any reason without having been exercised in full, or be cancelled for any reason during the calendar year in which it was granted, the number of shares covered by such Option shall nevertheless be treated as Options granted for purposes of the limitation in the preceding sentence.

     4. Administration.

          (a) Procedure. The Plan shall be administered by a Committee appointed by the Board of Directors. The Committee shall consist of not less than two
     (2) members of the Board of Directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors, at its discretion, may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two (2) members of the Board of Directors administer the Plan. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

          (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or to grant Nonqualified Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Class A Common Stock; (iii) to determine the exercise price per share of Options to be granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to determine the vesting schedule of the Options to be granted; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (ix) to accelerate or defer (with the consent of the holder thereof) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees or Transferees, if applicable.

     5. Eligibility. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees as well as directors, independent contractors and agents who are natural persons (but only if such Options are granted as compensation for personal services rendered by the independent contractor or agent to the Company or a Subsidiary that are not services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for the Company's securities), as determined by the Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     Except as otherwise provided under the Code, to the extent that the aggregate fair market value of Shares for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the fair market value of Shares is determined as of the time the Option is granted and (b) the limitation is applied by taking into account Options in the order in which they were granted.

     The Plan shall not constitute a contract of employment nor shall the Plan confer upon any Optionee any right with respect to continuation of employment or continuation of providing services to the Company, nor shall it interfere in any way with his right or the Company's or any Parent or Subsidiary's right to terminate his employment or his provision of services at any time.

     6. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors; provided, however, if the Plan is not approved by shareholders of the Company in accordance with Section 17 of the Plan within twelve (12) months after the date of adoption by the Board of Directors, the Plan and any Options granted thereunder shall terminate and become null and void. The Plan shall continue in effect ten (10) years from the effective date of the Plan, unless sooner terminated under Section 13 of the Plan.

     7. Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee's Stock Option Agreement.

     8. Exercise Price and Consideration.

          (a) Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:

             (i) In the case of an Incentive Stock Option which is

                (A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the fair market value per Share on the date of grant.

                (B) granted to an Employee not within (A), the per share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

             (ii) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

          (b) Determination of Fair Market Value. The fair market value shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Class A Common Stock, the fair market value per Share shall be (i) if the Class A Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the closing price of such stock on such exchange or reporting system, as the case may be, on the date of grant of the Option, as reported in any newspaper of general circulation, or (ii) if the Class A Common Stock is quoted on the National Association of Securities Dealers Automated Quotations ("NASDAQ") System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing bid and asked quotations for such stock on the date of grant, as reported by a generally recognized reporting service.

          (c) Certain Corporate Transactions. Notwithstanding Section 8(a) of the Plan, in the event the Company substitutes an Option for a stock option issued by another corporation in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other corporation, the exercise price of such substituted Option shall be as determined by the Committee in its discretion (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an "incentive stock option") to preserve, on a per Share basis immediately after such corporate transaction, the same ratio of fair market value per option share to exercise price per Share which existed immediately prior to such corporate transaction under the option issued by such other corporation.

          (d) Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Company's capital stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the law of the Company's jurisdiction of incorporation. The Committee may also establish coordinated procedures with one or more brokerage firms for the "cashless exercise" of Options, whereby Shares issued upon exercise of an Option are delivered against payment by the brokerage firm on the Optionee's behalf. When payment of the exercise price for the Shares to be issued upon exercise of an Option consists of shares of the Company's capital stock, such shares will not be accepted as payment unless the Optionee or Transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes.

     9. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company or its Subsidiaries and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 8(d) of the Plan. Until the issuance of the stock certificate evidencing such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Status as an Employee. Subject to this Section 9(b), if any Employee ceases to be in Continuous Status as an Employee, he or any Transferee may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the date he ceases to be an Employee, exercise his Option to the extent that he or any Transferee was entitled to exercise it as of the date of such termination. To the extent that he or any Transferee was not entitled to exercise the Option at the date of such termination, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate. If any Employee ceases to serve as an Employee as a result of a termination for cause (as determined by the Committee), any Option held by such Employee or any Transferee shall terminate immediately and automatically on the date of his termination as an Employee unless otherwise determined by the Committee.

          (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event an Employee is unable to continue his employment as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he or any Transferee may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Committee) from the date of termination of employment, exercise his Option to the extent he or any Transferee was entitled to exercise it at the date of such disability. To the extent that he or any Transferee was not entitled to exercise the Option at the date of disability, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d) Death of Optionee.  In the event of the death of an Optionee:

             (i) during the term of the Option and who is at the time of his death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months following the date of death, by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

             (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that had accrued at the date of termination.

     10. Transferability of Options. During an Optionee's lifetime, an Option may be exercisable only by the Optionee and an Option granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may determine that an Option may be transferred by an Optionee to any of the following: (1) a family member of the Optionee; (2) a trust established primarily for the benefit of the Optionee and/or a family member of said Optionee in which the Optionee and/or one or more of his family members collectively have a more than 50% beneficial interest; (3) a foundation in which such persons collectively control the management of assets; (4) any other legal entity in which such persons collectively own more than 50% of the voting interests; or (5) any charitable organization exempt from income tax under Section 501(c)(3) of the Code (collectively, a "Transferee"); provided, however, in no event shall an Incentive Stock Option be transferable if such transferability would violate the applicable requirements under Code
Section 422. Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

     11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Class A Common Stock covered by each outstanding Option, and the number of shares of Class A Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the annual limit on the number of Options that may be granted to any individual in any calendar year, as well as the price per share of Class A Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock resulting from a stock split or the payment of a stock dividend with respect to such stock or any other increase or decrease in the number of issued shares of such stock effected without receipt of consideration by the Company; provided, however, that (a) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision) and (b) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code; and provided, further, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee or the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee or the Board of Directors may determine, in its discretion, that (i) if any such transaction is effected in a manner that holders of Class A Common Stock will be entitled to receive stock or securities in exchange for such shares, then, as a condition of such transaction, lawful and adequate provision shall be made whereby the provisions of the Plan and the Options granted hereunder shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise of any Option or (ii) the Option will terminate immediately prior to the consummation of such proposed transaction. The Committee or the Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors and give each Optionee or Transferee, if applicable, the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     12. Time for Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option or such later date as the Committee may specify. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     13. Amendment and Termination of the Plan.

          (a) Committee Action; Shareholders' Approval. Subject to applicable laws and regulations, the Committee or the Board of Directors may amend or terminate the Plan from time to time in such respects as the Committee or the Board of Directors may deem advisable, without the approval of the Company's shareholders.

          (b) Effect of Amendment or Termination. No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee, except that the Committee or the Board of Directors may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee or the Board of Directors that such amendment or modification is in the best interest of Shareholders or Optionees.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

     16. Stock Option Agreement. Options shall be evidenced by written option agreements in such form as the Board of Directors or the Committee shall approve.

     17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company entitled to vote thereon within twelve months after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon.

     18. Other Provisions. The Stock Option Agreement authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board of Directors or the Committee shall deem advisable. Any Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such option will be an incentive stock option as defined in Section 422 of the Code.

     19. Indemnification of Committee Members. In addition to such other rights of indemnification they may have as Directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     20. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     21. Withholdings. The Company and any Subsidiary may, to the extent permitted by law, deduct from any payments or transfers of any kind due to an Optionee or Transferee the amount of any federal, state, local or foreign taxes required by any governmental regulatory authority to be withheld or otherwise deducted with respect to the Options or the Optioned Stock.

     22. Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

     23. Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     24. Headings, Etc. No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

     25. Severability. If any provision of the Plan is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of the Plan and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                           BANKATLANTIC BANCORP, INC.
                              1750 E. SUNRISE BLVD.
                            FT. LAUDERDALE, FL 33304

The undersigned hereby appoints James A. White and Jarett S. Levan, and each of them, acting alone, with the power to appoint his substitute, proxies of the undersigned with all the powers that the undersigned would possess if personally present to cast all votes which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc. to be held on May 14, 2002 and at any adjournment or postponement thereof, including (without limiting the generality of the foregoing) to vote and act as follows:

                        (CONTINUED ON REVERSE SIDE)


    PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

                       ANNUAL MEETING OF SHAREHOLDERS

                         BANKATLANTIC BANCORP, INC.

                                MAY 14, 2002

              Please Detach and Mail in the Envelope Provided

[X]   Please mark your
      votes as in this
      example.

1. Election of four directors, three for a term of three years, and one for a term of one year.

NOMINEES: THREE YEAR TERM:

Bruno L. DiGiulian
Alan B. Levan
Ben A. Plotkin

NOMINEE: ONE YEAR TERM:

Jonathan D. Mariner

FOR all nominees listed to the right                 WITHHOLD
    (except as indicated to the contrary)            AUTHORITY to vote for all
                                                               nominees listed
                                                               to the right
[ ]                                                    [ ]

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------

2.    Approval of the Company's Amended and Restated 2001 Stock Option Plan
      Plan.

                   FOR              AGAINST                   ABSTAIN

                   [ ]                [ ]                        [ ]

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                                                                          , 2002
-----------------------     -----------------------------       ----------------
Signature(s)                  Signature if held jointly         Dated

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

BankAtlantic Bancorp, Inc. Letterhead


April 18, 2002

Dear 401(k) Account Holder:

As you know, you are a participant in the 401(k) Plan of BankAtlantic Bancorp, and you have shares of BankAtlantic Bancorp, Inc. ("BBX") Class A Common Stock allocated to your 401(k) account.

A total of 246,758 shares of Class A Common Stock of BBX were held in the 401(k) as of April 16, 2002, which is the voting record date (the "Record Date") for BBX's Annual Meeting of Shareholders to be held on May 22, 2002 (the "2002 Annual Meeting"). As a participant in the 401(k) BBX Stock Fund, you may direct the voting, at the 2002 Annual Meeting, of the shares of BBX's Class A Common Stock held by the 401(k) Plan Trust and allocated to your account as of the Record Date.

A committee consisting of James White, Lewis Sarrica, Susan McGregor, Anne Chervony and Rita McManus administers the 401(k) Plan (the "Committee"). An unrelated corporate trustee for the 401(k) Plan has been appointed, MetLife Bank, N.A. (the "Trustee").

HOW YOU EXERCISE YOUR VOTING RIGHTS

Because the Trustee is the owner of record of all of the Class A Common Stock held in the Trust, only it may submit an official proxy card or ballot to cast votes for this Class A Common Stock. You exercise your right to direct the vote of Class A Common Stock that has been allocated to your account by submitting a Confidential Voting Instruction Card that will tell the Trustee how to complete the proxy card or ballot for your shares. The Committee is furnishing to you the enclosed Confidential Voting Instruction Card, together with a copy of the Company's Proxy Statement for the 2002 Annual Meeting, so that you may exercise your right to direct the voting of shares of Class A Common Stock allocated to your account. The Confidential Voting Instruction Card indicates how many shares of Common Stock were allocated to your account, and thus how many votes you have, as of the Record Date. The Confidential Voting Instruction Card also lists the specific proposals to be voted on at the 2002 Annual Meeting.

In order to direct the voting of shares allocated to your account under the 401(k) Plan, you must fill-out and sign the enclosed Confidential Voting Instruction Card and return it in the accompanying envelope by May 7, 2002.

The Confidential Voting Instruction Card will be delivered directly to the Trustee who will tally all the instructions received. If your Confidential Voting Instruction Card is received on or before May 7, 2002, the Trustee will vote the number of shares of Class A Common Stock indicated on your Confidential Voting Instruction Card in the manner you direct. The contents of your Confidential Voting Instruction Card will be kept confidential. No one at BankAtlantic or BBX will have access to information about anyone's individual choices.

UNSPECIFIED PROPOSALS

At the 2002 Annual Meeting, it is possible, although very unlikely, that shareholders will be asked to vote on matters other than those specified on the attached Confidential Voting Instruction Card. In such a case, there may not be time to ask you for further voting directions. If this situation arises, the Trustee has a legal duty to decide how to vote all of the shares held in the Trust. In making a decision, it will act solely in the interest of participating employees and their beneficiaries.

IF YOU DO NOT VOTE

The Trustee has a legal duty to see that all voting rights for shares of Common Stock held in the Trust are exercised. If you do not file a Confidential Voting Instruction Card, or if the independent tabulator receives your Confidential Voting Instruction Card after the deadline, the Trustee will decide how to exercise the votes for your shares. In making a decision, it will act solely in the interest of participating employees and their beneficiaries.

This voting direction procedure is your opportunity to participate in decisions that will affect the future of BBX. Please take advantage of this opportunity by completing and signing the Confidential Voting Instruction Card using the self-addressed envelope provided.


                                        Sincerely,



                                        The 401(k) Committee


Enclosure: Proxy Statement

CONFIDENTIAL VOTING INSTRUCTION CARD

NAME:

ALLOCATED SHARES:

I, the undersigned, understand that the Trustee is the holder of record and custodian of all shares of BankAtlantic Bancorp, Inc. (the 'Company') Class A Common Stock allocated to my account under the Company's 401(k) Plan. Further, I understand that my voting directions are solicited on behalf of the Trustee for the Annual Meeting of Shareholders on May 14, 2002. As a named fiduciary with respect to the Company Class A Common Stock allocated to me, I direct you to vote all such Company Class A Common Stock as follows:

1. The election of three directors for terms of three years each, as listed below:

          Bruno DiGiulian,        Alan B. Levan,        Ben A. Plotkin

     The election of one director for a term of one year: Jonathan Mariner

[ ]         FOR all nominees (except           [ ]         VOTE WITHHELD as to all
            as indicated below)                            nominees

   INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
                     NOMINEE'S NAME IN THE SPACE PROVIDED:

                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.


--------------------------------------------------------------------------------

2.  The approval of the Company's Amended and Restated 2001 Stock Option Plan.
                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. In the discretion of the Trustee, as to any other matter or proposal to be voted on by the Company's shareholders at the Annual Meeting of Shareholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

    The Trustee is hereby directed to vote any shares allocated to me. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR all nominees and all of the listed proposals.

    By signing below, I acknowledge receipt of a copy of the Proxy Statement dated April 18, 2002 that was furnished to shareholders of the Company in connection with the Annual Meeting of Shareholders and the accompanying letter dated April 18, 2002 from the Committee appointed to administer the 401(k) Plan.

                                    Dated:                               , 2002.
                                            --------------------------

                                    --------------------------------------------
                                    PRINT NAME OF 401(K) ACCOUNT HOLDER

                                    --------------------------------------------
                                    SIGNATURE OF 401(K) ACCOUNT HOLDER


        PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE
                   TO BE RECEIVED NO LATER THAN MAY 7, 2002.